                                                         EXHIBIT (m)(1)(j)(iii)

                                 AMENDMENT NO. 2
                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


        The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

        Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                         MAXIMUM
                                      ASSET BASED         SERVICE       AGGREGATE
FUND                                 SALES CHARGE          FEE             FEE
----                                 ------------          ---             ---
AIM Blue Chip Fund                       0.75%             0.25%          1.00%
AIM Capital Development Fund             0.75%             0.25%          1.00%
AIM Charter Fund                         0.75%             0.25%          1.00%
AIM Constellation Fund                   0.75%             0.25%          1.00%
AIM Large Cap Growth Fund                0.75%             0.25%          1.00%
AIM Weingarten Fund                      0.75%             0.25%          1.00%"


        All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:                , 1998

                                              AIM EQUITY FUNDS, INC.
                                              (on behalf of its Class B Shares)



Attest:                                       By:
       -----------------------                   ----------------------------
           Assistant Secretary                    President